EXHIBIT 23(h)(vi)

                         AMENDED AND RESTATED EXHIBIT A

      THIS AMENDED AND RESTATED EXHIBIT A, dated as of ____________, 2008, is Exhibit A to that certain Administration and Accounting Services Agreement dated as of July 19, 2007, between PFPC Inc. and FundVantage Trust and is amended and restated for the addition of Corvera Strategic Equity Fund.

                                      FUNDS

                  MBIA Municipal Bond Inflation Protection Fund

                              MBIA High Yield Fund

                   MBIA Multi-Sector Inflation Protection Fund

                        MBIA Core Plus Fixed Income Fund

                                   Lateef Fund

                    Boston Advisors US Small Cap Equity Fund

                    Boston Advisors International Equity Fund

                          Corvera Strategic Equity Fund

                                                PFPC INC.

                                                By:
                                                       -------------------------

                                                Name:  Jay F. Nusblatt

                                                Title: Senior Vice President

FUNDVANTAGE TRUST

By:
       ---------------------

Name:  Joel Weiss

Title: President


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